EXHIBIT (23.1)



                    Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 1997 included in the Wisconsin Power and Light Company Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.



                                      ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   June 12, 1997